Exhibit 10(c)(2)

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“this Amendment-) dated as of- October 2, 2009 (the “Effective Date-) is entered into by PROTECTIVE LIFE CORPORATION, a Delaware corporation (“PLC), PROTECTIVE LIFE INSURANCE COMPANY, a Tennessee corporation (“PLICO”; PLC and PLICO are together referred to as the “Borrowers”), REGIONS BANK, an Alabama banking corporation (“Regions’’), and the various lenders identified on the signature pages hereto (collectively, the “Lenders”), and REGIONS BANK, in its capacity, as Administrative Agent for the Lenders (the “Administrative Agent”).

Recitals

A.    The Borrowers, the Lenders and the Administrative Agent are parties to a certain Second Amended and Restated Credit Agreement dated as of April 16, 2008 (as amended or supplemented from time to lime, the “Credit Agreement”).

B.            The Borrowers have requested that the Lenders and the Administrative Agent amend the Credit Agreement to make certain modifications to the Credit Agreement as set forth herein.

C.            The Lenders and the Administrative Agent have agreed to make such modifications, provided that the Borrowers, the Lenders and the Administrative Agent enter into this Amendment.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows, with such agreements to become effective as of the Effective Date:

1.     Rules of Construction. This Amendment is subject to the rules of construction set forth in the Credit Agreement.

2.     Definitions. Capitalized terms used in this Amendment and not otherwise defined herein have the meanings defined for them in the Credit Agreement.

3.     Representations and Warranties of Borrowers. The Borrowers represent and warrant to the Lenders and the Administrative Agent as follows:

(a)           Representations and Warranties in Credit Documents. All of the

representations and warranties set forth in the Credit Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date.

(b)           No Default.   As of the Effective Date, each Borrower is in compliance with all the terms and provisions set forth in the Credit Documents on its part to be observed or performed, and no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.

(c)           Borrowers’ Organizational Documents. The Borrowers’ organizational documents have not been amended since April 16, 2008.

4.             Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)           The third sentence of the definition of Indebtedness in Article I of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Notwithstanding the foregoing, Indebtedness shall not include: (1) the following obligations issued in connection with the funding of statutory reserves and with respect to which the Borrowers have no obligation to repay: (A) surplus notes or other obligations of Subsidiaries of the Borrowers (“Capital Market Notes”), (B) any securities backed by such Capital Market Notes, (C) letters of credit issued for the account of Subsidiaries of the Borrowers that are not issued under this Agreement, and (D) any guarantees by the issuers of the obligations described in (A), (B) and (C) above, (2) the sale and issuance of up to $800 million of senior notes of PLC during the fourth quarter of 2009, the proceeds of which will be used to purchase Capital Market Notes in connection with the funding of statutory reserves and any subsequent reserve financing transaction for which the Borrowers will receive approval from the Required Lenders to exclude from this definition of Indebtedness, (3) any short-term indebtedness incurred for the pre-funding of anticipated policy obligations or anticipated investment cash flow, or (4) obligations that are not otherwise included in items (i) through (viii) of the definition of Indebtedness, but which would be classified as a liability on the Borrowers’ financial statements only by reason of FASB Interpretation No. 46 or a subsequent accounting pronouncement having a substantially similar impact.

(b)           he definition of “Unconsolidated Cash Inflow Available for Interest Expense” in Article I of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Unconsolidated Cash Inflow Available for Interest Expense” means, for any period of calculation, the sum (without duplication) of (a) all amounts received by PLC from its Subsidiaries during such period as (i) interest and principal on Indebtedness (including but not limited to Surplus Notes), provided however that interest and principal on Capital Market Notes purchased with the proceeds of senior notes of PLC which have been excluded from the definition of Indebtedness shall be excluded and (ii) management fees (net of expenses incurred in providing the services for which such management fees were paid), (b) all amounts that PLC’s Subsidiaries were permitted, under applicable laws and regulations, to distribute to PLC during each period as dividends, whether or not so distributed, and (c) other income of PLC.”

5.             Fees and Legal Expenses. The Borrowers hereby agree to pay all reasonable legal costs and expenses incurred in connection with the review, analysis and preparation of this Amendment.

6.             References in Credit Documents. All references in the Credit Documents to the “Credit Agreement” shall mean the Credit Agreement as amended by this Amendment.

7.             Credit Documents to Remain in Effect. Except as specifically modified by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms.

8.             No Novation, etc.  Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Credit Documents, nor release any obligor from liability for any of the Obligations, nor affect any of the rights, powers or remedies of the Lenders and the Administrative Agent under the Credit Documents, nor constitute a waiver of any provision thereof, except as specifically set forth in this Amendment.

9.             Governing Law, Successors and Assigns, etc. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.           Headings. The descriptive headings of the sections of this Amendment are for convenient reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

11.           Entire Agreement. This Amendment constitutes the entire understanding to date of the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements of the parties thereto with respect to the subject matter hereof.

12.           Severability. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.           Counterparts.       This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

14.           No Waiver.            Nothing contained herein shall be construed as a waiver or acknowledgement of, or consent to any breach of or Event of Default under the Credit Agreement and the Credit Documents not specifically mentioned herein, and the waivers and consents granted herein are effective only in the specific instance and for the purposes for which given.

15.           Effect of this Amendment. This Amendment amends and supplements the Credit Agreement and shall be construed as if it were a part thereof for all purposes. Any representation or warranty contained herein that shall prove to be false or misleading in any material respect at the time made shall constitute an Event of Default under the Credit Agreement and the other Credit Documents in accordance with the Credit Agreement as if such representation or warranty had been contained in the Credit Agreement, and any default by the Borrowers in the performance or observance of any provision of this Amendment shall constitute an Event of Default under that section as if such provision had been contained in the Credit Agreement.

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IN WITNESS WHEREOF, the borrowers, the Lenders and the Administrative Agent have executed this Amendment.

PROTECTIVE LIFE CORPORATION

By:	/s/

Print Name:

Title:

PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/

Print Name:

Title:

REGIONS BANK

By:	/s/

Print Name:

Title:

WELLS FARGO BANK, NA.

By:	/s/

Print Name:

Title:

WACHOVIA BANK, N.A.

By:	/s/

Print Name:

Title:

REGIONS BANK, as Administrative Agent

By:	/s/

Print Name:

BANK OF AMERICA, N.A.

By:	/s/

Print Name:

Title: